Exhibit 32.1

Red Rock Resorts, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies as follows:

1.	Frank J. Fertitta III is the Chief Executive Officer of Red Rock Resorts, Inc. (the "Company").

2.	The undersigned certifies to the best of his knowledge:

(A)
The Company's Annual Report on Form 10-K for the year ended December 31, 2019 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 21, 2020

/s/ FRANK J. FERTITTA III
Frank J. Fertitta III Chief Executive Officer